EXHIBIT 10.37b

AMENDMENT TO PROMISSORY NOTE

AMENDMENT, dated December 9, 2016, to Amended and Restated 5.83% Fixed Convertible Promissory Note, dated as of August 25, 2016, made by and between Progreen Properties, Inc., a Delaware corporation, (the “Borrower”), and American Residential Fastigheter AB, a corporation formed under the laws of Sweden (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Original Note.

WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated 5.83% Fixed Convertible Promissory Note, dated as of August 25, 2016 (the “Original Note”) pursuant to which the Borrower has borrowed the amount of $22,000 from the Lender;

WHEREAS, the Borrower and the Lender have agreed to extend the date up to which the the Borrower has the right to prepay the Original Note and specify the amount of the required prepayment at such extended repayment date; and

WHEREAS, in accordance with the terms and conditions of the Original Note, the Borrower and the Lender hereby approve the amendment of the Original Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1.	By their respective execution of this Agreement, the Borrower and the Lender agree that the sixth and seventh first written paragraphs the forepart of the Original Note that govern prepayment of the Original Note are hereby amended to read in their entirety as follows:

“This Note may be prepaid by the Company, in whole or in part, according to the following schedule:

Days Since Effective Date of Original Note	Prepayment Amount
Under 90	115% of Principal Amount
91-135	125% of Principal Amount
136-180	135% of the Principal Amount
181-204	$31,200 (135% of Principal Amount plus $1,500, including interest)

After January 16, 2017, this Note may not be prepaid without written consent from Holder, which consent may be withheld, delayed or denied in Holder’s sole and absolute discretion. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. If the Note is in default, per Section 2.00 below, the Company may not prepay the Note without written consent of the Holder.”

2.	Except as expressly provided herein, the Original Note shall continue in full force and effect.

PROGREEN PROPERTIES, INC.

By:	/s/ Jan Telander
Name:	Jan Telander
Title:	President

TANGIERS GLOBAL, LLC

By:	/s/ Michael Sobeck
Name:	Michael Sobeck
Title:	Managing Member